Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2012

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)          Cadiz Inc. President and General Counsel, Mr. Scott Slater, has been appointed to the Company’s Board of Directors effective February 14, 2012.  Mr. Slater was appointed to the Board in recognition of his growing leadership role in the development of the Company’s land and water assets, including the Cadiz Valley Water Conservation, Recovery and Storage Project.  Mr. Slater has served as General Counsel since November 2008 and was named President of the Company in April 2011.

               Mr. Slater will not receive additional compensation for his role on the Board.  Mr. Slater’s compensation as an officer of the Company is described in the Company's Proxy Statement for its Annual Meeting of Stockholders held June 2, 2011.

Item 8.01    Other Events

    On February 16, 2012, Cadiz Inc. issued a press release announcing that Scott Slater has been appointed to the Company’s Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statement and Exhibits

(d)   Exhibit 99.1 Press Release dated February 16, 2012.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  February 16, 2012